Exhibit 23.1

BDO
ZIV HAFT
Certified Public Accountants (lsr.)

October 18, 2006

Consent of Independent Registered Public Accounting Firm

Pinpoint Advance Corp.
4 Maskit Street
Herzeliya, Israel 46700

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 18, 2006, relating to the financial statements of Pinpoint Advance Corp., which are contained in that prospectus.

Our report contains an explanatory paragraph regarding Pinpoint Advance Corp.’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Ziv Haft
Certified Public Accountants
BDO member firm

Head Office & Main Branch: 46-48 Menachem Begin Rd. Tel-Aviv 66184 Israel
Tel: 03-6386868 Fax: 03-6394320, E-mail: zivhaft@bdo.co.il, www.bdo.co.il

Haifa Tel: 04-8682688 Fax: 04-8682666 P.O. Box 1886 Haifa 33095	Jerusalem Tel: 02-6521010 Fax: 02-6526633 P.O. Box 35220 Jerusalem 91335	Kiryat Shmona Tel: 04-6951389 Fax: 04-6950004 P.O. Box 500 Kiryat Shmona 11532	Beer Sheva Tel: 08-6654432 Fax: 08-6270008 P.O. Box 5659 Beer Sheva 84155